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                             [PEGASUS LETTERHEAD]



                                 April 18, 1997



Michael R. Donahue
2110 Walters
Northbrook, Ill. 60062

Dear Mike,

I am pleased to extend to you an offer of employment as Chief Marketing Officer of Pegasus Systems, Inc. The terms of your employment are as follows:

Base Salary:        $13,750 per month

Bonus:              Up to 40% of annual base salary on the following basis:
                    - 15% if company meets forecast
                    - 10% based on mutually agreed goals
                    - three quarters of one percent for each 1% company exceeds forecast up to 15% of your base salary

Equity:             40,000 shares at $7.00 per share, vesting over four years.
                    The shares vest at 25% after the first twelve months, and 2,500 shares per quarter thereafter.

                   - Participation in future employee stock option plans as
                     approved by the Compensation Committee

Severance:          Through the first 12 months of employment, the equivalent of
                    6 months salary; the second 12 months the equivalent of 9 months salary, and a full year after three years of service.

Benefits:          - Full medical and dental coverage paid by Pegasus; 50%
                     family coverage paid by Pegasus.
                   - 3 weeks vacation
                   - participation in the Pegasus 401(k) plan, Pegasus matching up to 5% of base salary up to the maximum allowed by law.
                   - Country club membership, up to $250.00 per month.
                     Participation in a corporate sponsored membership, if Pegasus chooses to purchase a corporate membership.
                   - Automobile allowance of $600. per month.




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Michael Donahue
April 18, 1997
Page Two





Relocation:         - 90 days temporary housing
                    - One months salary as "settling in" allowance
                    - $30,000 to cover closing and other costs
                    - transportation and actual costs of the move
                    - two house hunting trips for spouse

Effective date:     No later than May 15, 1997


If you are in agreement with the above, please sign below and return the letter to me.

I look forward to having you on board!





                                        Sincerely,


                                        /s/ JOHN F. DAVIS, III

                                        John F. Davis, III
                                        Chief Executive Officer




---------------------------------
Michael Donahue





cc:  Paul Travers
     Jerry Galant
     Chuck Ollinger